THIS SECURED CONVERTIBLE PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), NOR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE PLEDGED, SOLD, ASSIGNED OR TRANSFERRED UNLESS (I) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAW REQUIREMENTS HAVE BEEN MET OR (II) THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY THAT EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT AND THE REGISTRATION OR QUALIFICATION REQUIREMENTS OF APPLICABLE STATE SECURITIES LAWS ARE AVAILABLE.

No. _____	$_____________

COMMERCE PLANET, INC.

SECURED CONVERTIBLE PROMISSORY NOTE
DATED: September __, 2008
DUE: March 31, 2009

FOR VALUE RECEIVED, COMMERCE PLANET, INC., a Utah corporation (the “Company”) with an address at 30 S. La Patera Lane, Goleta, CA 93117, hereby promises to pay to the order of MORLEX, INC., a Colorado corporation (the “Payee”) or its registered assigns (together with the Payee, the “Holder”), the sum of Two Hundred Thousand Dollars ($200,000.00) or such lesser amount as shall then be outstanding hereunder.

Effective as of September 16, 2008, the Company and its Subsidiaries, Legacy Media LLC (“Legacy”) and Consumer Loyalty Group LLC (“Consumer”) have entered into an asset purchase agreement (the “Purchase Agreement”) with the Payee and its Subsidiary Superfly Advertising, Inc. (“Superfly”). Unless otherwise defined in this Note, all capitalized terms used herein shall have the same meaning as is defined in the Purchase Agreement.

The following is a statement of the rights of the Holder of this Note and the conditions to which this Note is subject, and to which the Holder hereof, by the acceptance of this Note, agrees:

1. Maturity Date and Payment.

(a) The entire outstanding principal amount of this Note shall be due and payable, together with all interest accrued hereon, on the earliest to occur of (i) March 31, 2009, (ii) the Closing of the transactions contemplated by the Purchase Agreement, or (iii) the termination of the Purchase Agreement by any one or more parties thereto (the “Maturity Date”).

(b) On the Closing Date and simultaneously with the Closing of the transactions contemplated by the Purchase Agreement, the entire unpaid principal amount of this Note and all interest accrued hereon shall be forgiven and deemed part of the cash portion of the Purchase Price, all as contemplated by Section 3.1(b) of the Purchase Agreement.

2. Interest. This Note shall bear interest at the annual rate of six percent (6%) which shall accrue and be added to the outstanding principal amount of this Note, and shall be payable on the Maturity Date. Notwithstanding the foregoing, if this Note shall not be paid or satisfied in full on the Maturity Date, this Note shall bear interest, commencing on the Maturity Date, at the rate of ten percent (10%) per annum until repaid (all such accrued interest collectively, the “Penalty Interest”) which shall be due and payable as and when accrued.

3. Prepayment. The Company shall not have the right to prepay this Note in whole or in part prior to the Maturity Date, without the prior written consent or approval of the Holder.

4. Events of Default. If any of the events specified in this Section 3 shall occur (herein individually referred to as an “Event of Default”) and shall not have been cured within ten Business Days after written notice of such default has been given by the Holder to the Company, the Holder of the Note may, so long as such condition exists, declare the entire principal and unpaid accrued interest hereon immediately due and payable:

4.1 Default in the payment of the principal amount of this Note and all accrued interest when due on the Maturity Date; provided, however, that the notice and cure period provided in Section 4 above shall not apply to this Section 4.1; or

4.2 (a) The institution by the Company of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to institution of bankruptcy or insolvency proceedings against it or the filing by it of a petition or answer or consent seeking reorganization or release under the federal Bankruptcy Act, or any other applicable federal or state law, or the consent by it to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee or other similar official of the Company, as applicable, or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the taking of corporate action by the Company in furtherance of any such action; and

(b) if, within sixty (60) days after the commencement of an action against the Company (and service of process in connection therewith on the Company) seeking any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such action shall not have been resolved in favor of the Company, as applicable, or all orders or proceedings thereunder affecting the operations or the business of the Company, as applicable, stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within sixty (60) days after the appointment without the consent or acquiescence of the Company, as applicable, of any trustee, receiver or liquidator of the Company, as applicable, or of all or any substantial part of the properties of the Company, such appointment shall not have been vacated.

4.3 Default by the Company, Legacy and/or Consumer in the observance of or performance of any other term, covenant or agreement contained herein or any other agreement by and among the Company, Legacy and/or Consumer on the one hand, and Payee and or Superfly on the other hand, including, without limitation, the Purchase Agreement, the Unconditional Guaranty Agreement (as defined in the Purchase Agreement), the Pledge and Security Agreement (as defined in the Purchase Agreement) and the Voting Agreement (as defined in the Purchase Agreement); provided, however, that in the event that the default is a default in payment or reimbursement under any such agreement, the notice and cure period provided in Section 4 above shall not apply.

If any Event of Default has occurred and is continuing, the Holder of this Note may at any time, at its or his option, by notice or notices to the Company, declare this Note to be immediately due and payable. Upon this Note becoming due and payable under this Section 4 (a “Default”), such Note will forthwith mature and the entire unpaid principal amount of such Note, plus all accrued and unpaid interest thereon shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. If any Default or Event of Default has occurred and is continuing, the Holder of this Note may proceed to protect and enforce the rights of such Holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of the rights of the Holder under this Note, or for an injunction against a violation of any of the terms hereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

5. Guaranty of Note; Collateral.

5.1 Payment and performance of this Note by the Company is unconditional and irrevocably guaranteed by each of Legacy and Consumer pursuant to the guaranty agreement annexed hereto as Exhibit A and made a part hereof (the “Guaranty”).

5.2 As collateral to secure payment of this Note and the obligations of Legacy and Consumer under the Guaranty, Legacy and Consumer shall pledge to the Payee the merchant accounts, including without limitation the credit card reserve accounts, listed on Schedule 5.2 to the Purchase Agreement (the “Pledged Accounts”), pursuant to the pledge agreement annexed hereto as Exhibit B and made a part hereof (the “Pledge Agreement”).

6. Conversion.

6.1 Upon the Maturity Date, if the Company shall not have paid this Note in full, then and in such event, the Holder of this Note shall have the right at the Holder’s sole option, to convert all or any portion of this Note (including accrued interest hereon), into Ten Million (10,000,000) shares (the “Conversion Shares”) of fully paid and non-assessable common stock, $0.001 par value per share, of the Company (the “Common Stock”). The number of Conversion Shares shall be subject to adjustment as provided below.

6.2 Upon any such conversion pursuant to this Section 6:

(a) the Company shall issue and deliver to the Holder stock certificates for the applicable number of Conversion Shares into which this Note was converted and this Note shall be deemed cancelled to the extent converted, and (b) if the entire principal amount together with interest accrued thereon of this Notes shall not have been converted, the Holder of this Note shall receive from the Company, together with the applicable number of Conversion Shares, a new Note in the appropriate principal amount or cash as provided in Section 6.7.

6.3 If the Holder elects to convert this Note into Common Stock, it shall, within ten (10) days prior to or after the Maturity Date, surrender this Note at the principal office of the Company and shall give written notice, in the form annexed hereto as Exhibit C and made a part hereof, by facsimile, certified or registered mail, postage prepaid (or any other reasonable means of communication), to the Company at its principal corporate office, of the election to convert the same pursuant to Section 6.1, and shall state therein the name or names in which the certificate or certificates for Common Stock are to be issued (the “Conversion Notice”). The Company shall, as soon as practicable thereafter (but in no event more than five (5) Business Days), issue and deliver at such office to the Holder of this Note a certificate or certificates for the number of Common Stock to which the Holder of this Note shall be entitled as aforesaid. Such conversion shall be deemed to have been made on the date of the Conversion Notice, and the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record Holder or Holders of such Common Stock as of such date.

6.4 [Reserved].

6.5 In lieu of delivering physical certificates representing the Common Stock issuable upon conversion, provided the Company’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program, upon the option and request of the Holder and its compliance with the provisions contained in this Section 6.5, the Company shall use its best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the Holder by crediting the account of Holder’s Prime Broker with DTC through its Deposit Withdrawal Agent Commission system.

6.6 (a) The Conversion Shares issuable upon conversion of the Holder’s Note may not be sold or transferred unless (i) such shares are sold pursuant to an effective registration statement under the Securities Act, (ii) the Company or its transfer agent shall have been furnished with an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, (iii) such shares are sold or transferred pursuant to Rule 144 under the Securities Act (or a successor rule) (“Rule 144”), or (iv) such shares are sold or transferred outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, or (v) such shares are transferred to an “affiliate” (as defined in Rule 144) of the Company who agrees to sell or otherwise transfer the shares only in accordance with this Section 6.6. Pursuant to a registration rights agreement to be entered into by the Company and Payee as soon as practicable following the issuance of the Conversion Shares, which shall be on terms satisfactory to Payee, the Company shall, promptly and as soon as practicable after the issuance thereof, register the Conversion Shares for resale by Payee pursuant to a registration statement filed by the Company with the Securities and Exchange Commission.

(b) Until such time as the Conversion Shares issuable upon conversion of the Holder’s Note have been registered under the Securities Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, each certificate for Conversion Shares that has not been so included in an effective registration statement or that has not been sold pursuant to an effective registration statement or an exemption that permits removal of the legend, shall bear a legend substantially in the following form, as appropriate:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT, (C) WITHIN THE UNITED STATES AFTER REGISTRATION OR IN ACCORDANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF APPLICABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) WITHIN THE UNITED STATES IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS AND THE HOLDER HAS PRIOR TO SUCH SALE FURNISHED TO THE CORPORATION AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION.

(c) The legend set forth above shall be removed and the Company shall issue to the Holder a new certificate therefore free of any transfer legend if (i) the Company or its transfer agent shall have received an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Common Stock may be made without registration under the Securities Act and the shares are so sold or transferred, (ii) such Holder provides the Company or its transfer agent with reasonable assurances that the Common Stock issuable upon conversion of the Holder’s Note (to the extent such securities are deemed to have been acquired on the same date) can be sold pursuant to Rule 144 or (iii) in the case of the Common Stock issuable upon conversion of the Holder’s Note, such security is registered for sale by the Holder under an effective registration statement filed under the Securities Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold. The Company shall use its best efforts to cause its counsel to issue a legal opinion to the Company’s transfer agent promptly after the effective date of any registration statement under the Securities Act registering the resale of the Common Stock issuable upon conversion of the Notes if required by the Company’s transfer agent to effect the removal of the legend hereunder. Nothing in the Note shall (x) limit the Company’s obligations under the Purchase Agreement or (y) affect in any way the Holder’s obligations to comply with applicable prospectus delivery requirements upon the resale of the securities referred to herein.

6.7 No fractional Common Stock shall be issued upon conversion of this Note. In lieu of the Company issuing any fractional shares to the Holder upon the conversion of this Note, the Company shall pay to the Holder an amount in cash applicable to such fractional shares.

6.8 Conversion Share Adjustments.

(a) Adjustments for Stock Splits and Subdivisions. In the event the Company should at any time or from time to time after the date of issuance hereof fix a record date for the effectuation of a split or subdivision of the outstanding Common Stock, or entitling the Holder thereof to receive directly or indirectly, a dividend or distribution of additional Common Stock or other securities that are convertible into or exercisable for additional shares of Common Stock (hereinafter referred to as “Common Stock Equivalents”) without payment of any consideration by such Holder for the additional shares of Common Stock or the Common Stock Equivalents, then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the number of Conversion Shares issuable upon conversion of this Note shall be increased in proportion to such increase of the Company’s outstanding shares of Common Stock.

(b) Adjustments for Reverse Stock Splits. If the number of Conversion Shares outstanding at any time after the date hereof is decreased by a reverse stock split or other combination of the outstanding Common Stock, then, following the record date of such reverse split or combination, the number of Conversion Shares issuable on conversion of this Note shall be decreased in proportion to such decrease in the Company’s outstanding Common Stock as a result thereof.

6.9 Notice of Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Shares as a result of the events described in Section 6.8, the Company, at its expense, shall promptly compute such adjustment or readjustment and prepare and furnish to each Holder of Notes a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any Holder of Notes, furnish to such holder a like certificate setting forth (i) such adjustment or readjustment, and (ii) the number of Conversion Shares and the amount, if any, of other securities or property which at the time would be received upon conversion of such Holder’s Note.

6.10 Reservation of Common Stock Issuable Upon Conversion. The Company shall ensure that the Company shall at all times reserve and keep available out of its authorized but unissued Common Stock solely for the purpose of effecting the conversion of the Note such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of the Note; and if at any time the number of authorized but unissued Common Stock shall not be sufficient to effect the conversion of the entire outstanding principal amount of this Note, in addition to such other remedies as shall be available to the Holder of this Note, the Company will use its best efforts to take such corporate action as may, in the opinion of its counsel, be necessary to increase the Company’s authorized but unissued Common Stock to such number of shares as shall be sufficient for such purposes.

7. Waiver of Demand, Presentment, Etc. The Company hereby waives presentment, notice of dishonor, protest and notice of protest, and any or all other notices or demands (other than demand for payment) in connection with this Note. The liability of the Company hereunder shall be unconditional and shall not be in any manner affected by any indulgence whatsoever granted or consented to by the holder hereof, including, but not limited to any extension of time, renewal, waiver or other modification. Any failure of the Holder to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any time and from time to time thereafter. Payee or any Holder may accept late payments, or partial payments, even though marked “payment in full” or containing words of similar import or other conditions, without waiving any of its rights. No amendment, modification or waiver of any provision of this Note nor consent to any departure by the Company therefrom shall be effective, irrespective of any course of dealing, unless the same shall be in writing and signed by Payee, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. This Note cannot be changed or terminated orally or by estoppel or waiver or by any alleged oral modification regardless of any claimed partial performance referable thereto.

8. Waiver of Trial by Jury; Set-Off. In any action, suit or proceeding in respect of or arising out of this Note, Company waive any rights it may have to a trial by jury, and the Company also waives (i) the right to interpose any set-off or counterclaim of any nature or description and (ii) any objection based on forum non conveniens or venue. All amounts payable under this Note shall be paid in full without set-off, deduction or counterclaim. All amounts payable under this Note shall be free and clear of and without any deduction or withholding for or on account of any taxes, levies, duties, charges, fees, restrictions or conditions of any nature now or hereafter imposed by any federal, state, country or local government or any political subdivision or taxing authority thereof or therein.

9. Independent Obligations. The obligations of the Company are independent of the obligations of any other person or entity. The Company expressly waives any right to require Holder to proceed against any other person or entity, or to proceed against or exhaust any security for the obligations. A separate action or actions may be brought and prosecuted against the Company whether or not any other person or entity shall be joined in any such action or actions.

10. Treatment of Note. To the extent permitted by generally accepted accounting principles, the Company will treat, account and report the Note as debt and not equity for accounting purposes and with respect to any returns filed with federal, state or local tax authorities.

11. No Shareholder Rights. Nothing contained in this Note shall be construed as conferring upon the Holder or any other person the right to vote or to consent or to receive notice as a shareholder in respect of any extraordinary or general meetings of the shareholders of the Company for the election of directors of the Company or any other matters or any rights whatsoever as a shareholder of the Company; and no interest shall be payable or accrued in respect of the Conversion Shares obtainable hereunder until, and only to the extent that, this Note shall have been converted. This limitation does not apply to or in any way restrict a Holder’s rights as a shareholder of the Company in connection with any Common Stock of the Company otherwise held by the Holder.

12. Assignment. The rights and obligations of the Company and the Holder of this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

13. Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of the Company and the Holder.

14. Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given on the date of service if personally served on the party to whom such notice is to be given, on the date of transmittal of service via telecopy to the party to whom notice is to be given (with a confirming copy delivered within 24 hours thereafter), or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified mail, postage prepaid, or via a recognized overnight courier providing a receipt for delivery and properly addressed at the respective addresses of the parties as set forth in the Purchase Agreement. Any party hereto may by notice so given change its address for future notice hereunder.

15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, excluding that body of law relating to conflict of laws.

16. Heading; References. All headings used herein are used for convenience only and shall not be used to construe or interpret this Note. Except where otherwise indicated, all references herein to Sections refer to Sections hereof.

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IN WITNESS WHEREOF, the Company has executed and delivered this Note the date and year first above written.

COMMERCE PLANET, INC.

By:
Name: Anthony Roth,
Title: Chief Executive Officer

EXHIBIT C

NOTICE OF CONVERSION

(To Be Signed Only Upon Conversion of Note)

The undersigned, the Holder of the foregoing Note, hereby elects to convert an aggregate of $____________ principal amount of such Note, together with all interest accrued thereon through the date of this Notice, into Conversion Shares of COMMERCE PLANET, INC., or its successor-in-interest. Upon delivery to the undersigned of certificates registered in the name of ________________________ and delivered to, _____________, whose address is ______________________ for the applicable amount of Conversion Shares, the undersigned shall surrender this Note to COMMERCE PLANET, INC., and (to the extent of a partial conversion), shall receive from COMMERCE PLANET, INC., or its successor-in-interest a new Note in principal amount equal to the unconverted principal amount of the original Note together with the applicable interest accrued thereon.

Dated: ______________________

(Signature must conform in all respects to name of Holder as specified on the face of the Note)

Print Signature

(Address)